EXHIBIT 991

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Docket No. 09-204-PCA-SM
In the Matter of
SUN AMERICAN BANK Boca Raton, Florida	Prompt Corrective Action Directive Issued Pursuant to Section 38 of the Federal Deposit Insurance Act, as Amended

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) determined that, as of July 30, 2009, Sun American Bank, Boca Raton, Florida (the “Bank”), a state chartered bank that is a member of the Federal Reserve System, was undercapitalized, as defined in section 208.43(b)(3) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(3)), for purposes of section 38 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1831o);

WHEREAS, the Bank failed to submit to the Board of Governors an acceptable capital restoration plan as required by section 38(e)(2) of the FDI Act;

WHEREAS, the Board of Governors has determined that, as of October 30, 2009, the Bank is significantly undercapitalized, as defined in section 208.43(b)(4) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(4)), based on the Report of Condition and Income for the third quarter of 2009 that was filed by the Bank on October 30, 2009;

WHEREAS, the actions in this Prompt Corrective Action Directive (the “Directive”) are necessary to carry out the purposes of section 38 of the FDI Act; and

WHEREAS, on December 15, 2009, the board of directors of the Bank, at a duly constituted meeting, adopted a resolution authorizing and directing Michael Golden to enter into this Directive on behalf of the Bank, and consenting to compliance with each and every provision of this Directive by the Bank and its institution-affiliated parties, as defined in section 3(u) of the FDI Act (12 U.S.C. § 1813(u)).

NOW THEREFORE, pursuant to section 38 of the FDI Act and section 208.45 of Regulation H of the Board of Governors, the Board of Governors immediately directs that:

1.

The Bank shall no later than 45 days of the date of this Directive (or such additional time as the Board of Governors may permit), in conjunction with the Bank’s parent bank holding company, Sun American Bancorp, Inc., Boca Raton, Florida:

(a)

Increase the Bank’s equity through the sale of shares or contributions to surplus in an amount sufficient to make the Bank adequately capitalized as defined in section 208.43(b)(2) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(2));

(b)

enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution, closing under which contract is conditioned only on the receipt of necessary regulatory approvals, the continued accuracy of customary representations and warranties, and the performance of customary pre-closing covenants; or

(c)

take other necessary measures to make the Bank adequately capitalized.

2.

The Bank shall comply fully with the provisions of section 38(d)(1) of the (1)) restricting the making of any capital distributions, including, but not limited to, the payment of dividends.

3.

(a)

The Bank shall not, without the prior written approval of the Federal Reserve Bank of Atlanta (the “Reserve Bank”) and the fulfillment of one of the requirements set forth in paragraph 1, solicit and accept new deposit accounts or renew any time deposit bearing an interest rate that exceeds the prevailing effective rates on insured deposits of comparable amounts and maturities in the Bank’s market area.

(b)

Within 30 days of this Directive, the Bank shall submit an acceptable plan and timetable to the Reserve Bank for conforming the rates of interest paid on all existing non-time deposit accounts to the prevailing effective rates on insured deposits of comparable amounts in the Bank’s market area. The plan shall detail the current composition of the applicable deposits by rate and provide a specific date for conforming all deposit rates to the statutory restriction.

4.

(a)

The Bank shall comply fully with the provisions of section 38(f)(2)(B)(i) of the FDI Act (12 U.S.C. § 1831o(f)(2)(B)(i)) requiring that all transactions between the Bank and any affiliate comply with section 23A of the Federal Reserve Act (12 U.S.C. § 371c).

(b)

For the purposes of this Directive, the terms (i) “transaction” shall include, but not be limited to, the transfer, sale or purchase of any asset, including cash, or the direct or indirect payment of any expense or obligation of, the payment of a management or service fee of any nature to, or any extension of credit to an affiliate; (ii) “extension of credit” shall be defined as set forth in section 215.3 of Regulation O of the Board of Governors (12 C.F.R. § 215.3); and (iii) “affiliate” shall be defined as set forth in subparagraph (b)(1) of section 23A of the Federal Reserve Act (12 U.S.C. § 371c(b)(1)) and section 223.2 of Regulation W of the Board of Governors (12 C.F.R. § 223.2).

5.

The Bank shall comply fully with the provisions of sections 38(f)(4)(A)(i) and (ii) of the FDI Act (12 U.S.C. §§ 1831o(f)(4)(A)(i) and (ii)) restricting the payment of bonuses to senior executive officers and increases in compensation of such officers.

6.

The Bank shall comply fully with the provisions of sections 38(e)(3) and (4) of The FDIC Act (12 U.S.C. §§ 1831o(e)(3) and (4)) restricting asset growth, acquisitions, branching, and new lines of business.

7.

All communications regarding this Directive shall be sent to:

(a)

Mr. Steve Wise
Assistant Vice President
Federal Reserve Bank of Atlanta
1000 Peachtree Street, N.E.
Atlanta, Georgia 30309-4470

(b)

Mr. Michael Golden
President and Chairman
Sun American Bank
9293 Glades Road
Boca Raton, Florida 33434

8.

Notwithstanding any provision of this Directive, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of this Directive.

9.

The provisions of this Directive shall be binding upon the Bank and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

10.

Each provision of this Directive shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Board of Governors.

11.

The provisions of this Directive shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state department or agency from taking any other action affecting the Bank or any of its current or former institution-affiliated parties and their successors or assigns.

12.

(a)

The Directive does not supersede the Written Agreement by and among Sun American Bancorp, the Bank, the Reserve Bank, and the Florida Office of Financial Regulation, dated January 28, 2009.

(b)

Notwithstanding any provision of this Directive, the Bank shall comply with any other supervisory action issued by the Board of Governors, the Reserve Bank, or the Florida Office of Financial Regulation.

13.

As set forth in section 263.205 of the Board of Governors’ Rules of Practice for Hearings (12 C.F.R. § 263.205), this Directive is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

By order of the Board of Governors of the Federal Reserve System, effective this 22nd day of December, 2009.

SUN AMERICAN BANK		BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM

By:	/s/ Michael Golden	By:	/s/ Jennifer J. Johnson
	Michael Golden		Jennifer J. Johnson
	President and Chairman		Secretary of the Board

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